date:	May 19, 2005
for release:	Immediate
contact:	Investor Contact:
Gary J. Morgan, Vice President of Finance, CFO
215-723-6751, gmorgan@met-pro.com

Met-Pro Corporation Announces Financial Results
for the First Quarter Ended 4/30/2005

• Quarterly Net Sales Increase 15% Over Last Year
• Quarterly Diluted Earnings Per Share Increase 60% Over Last Year
• Quarterly Bookings Increase 22% Over Last Year
• Backlog Up 54% Over Last Year

Harleysville, PA, May 19 - Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE:MPR), today announced the Company’s financial results for the first quarter ended April 30, 2005.

Sales for the first quarter ended April 30, 2005 were $17.9 million, which was 15% above last year’s first quarter sales of $15.6 million.

Net income for the first quarter ended April 30, 2005 totaled $1.3 million compared to $0.8 million for the same quarter last year, an increase of 62%. This increase was due to higher sales in both operating segments, combined with higher gross margins in the Company’s Product Recovery/Pollution Control segment.

Basic and diluted earnings per share were up $0.06 to $0.16, an increase of 60% over the $0.10 earned during last year’s first quarter.

Met-Pro’s bookings of new orders for the first quarter were the highest of any quarter in the Company’s history, totaling $24.7 million, compared to $20.3 million for the same period of last year, an increase of 22%.

This increase in bookings resulted in a record high backlog of orders totaling $18.3 million compared to $11.9 million for the first quarter ended April 30, 2004, an increase of 54%.  A fair percentage of this backlog is scheduled to be shipped during the upcoming quarter providing a solid base for second quarter sales.

In making this announcement, De Hont stated that “we are extremely pleased with our record high bookings and backlog for the first quarter. This marks the second straight quarter in which we have had record bookings. Although Met-Pro’s performance has clearly benefited from improved market conditions, we firmly believe that our commitment to greater market focus has contributed even more significantly to our improved results. Our record high backlog, current quotation activity and our employees' commitment to greater market focus give us continued optimism about our prospects for the second quarter and the full fiscal year.”

On March 8, 2005 the Company paid a quarterly dividend of $0.0775 per share to shareholders of record at the close of business on February 25, 2005. In addition, the Board of Directors, at their meeting on April 6, 2005, declared a quarterly dividend of $0.0775 per share payable June 8, 2005 to shareholders of record at the close of business on May 27, 2005. This represents a 7% increase over the corresponding dividends paid during the same periods last year, and is the thirtieth consecutive year the Company has paid a cash or stock dividend.

Continued Page 2

Met-Pro Corporation/Page 2

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, manufactures and sells product recovery and pollution control equipment for purification of air and liquids and fluid handling equipment for corrosive, abrasive and high temperature liquids. With ten divisions and six wholly-owned subsidiaries, the company, established in 1966, provides products to residential, commercial, industrial and municipal markets that include, but are not limited to, pharmaceuticals, chemicals, petrochemicals, water and aquariums. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, under the symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com.

Met-Pro Corporation
Condensed Consolidated Balance Sheet
(unaudited)

	April 30,	January 31,
	2005	2005
Assets
Current assets	$51,238,388	$50,270,495
Property, plant and equipment, net	11,141,929	11,287,253
Costs in excess of net assets of business acquired, net	20,798,913	20,798,913
Other assets	561,619	567,405
Total assets	$83,740,849	$82,924,066

Liabilities and shareholders’ equity
Current liabilities	$14,212,041	$13,867,892
Long-term debt	3,696,942	4,039,068
Other liabilities	1,867,167	1,851,915
Total liabilities	19,776,150	19,758,875

Shareholders’ equity	63,964,699	63,165,191
Total liabilities and shareholders’ equity	$83,740,849	$82,924,066

Continued Page 3

Met-Pro Corporation/Page 3

Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended
	April 30,
	2005	2004
Net sales	$17,927,612	$15,634,646
Cost of goods sold	11,973,337	10,572,214
Gross profit	5,954,275	5,062,432

Operating expenses
Selling	1,954,263	1,932,368
General and administrative	2,093,458	1,802,308
Income from operations	1,906,554	1,327,756

Interest expense	(66,052)	(96,847)
Other income, net	126,989	80,465
Unusual charge-patent litigation	-	(77,661)
Income before taxes	1,967,491	1,233,713

Provision for taxes	649,273	419,464
Net income	$1,318,218	$814,249

Basic earnings per share	$.16	$. 10
Diluted earnings per share	$.16	$. 10

Average common shares outstanding:
Basic shares	8,381,731	8,342,386
Diluted shares	8,464,944	8,480,996

Consolidated Business Segment Data
(unaudited)
	Three Months Ended
	April 30,
	2005	2004
Net sales
Product recovery/pollution control equipment	$10,244,280	$9,251,532
Fluid handling equipment	7,683,332	6,383,114
	$17,927,612	$15,634,646

Income from operations
Product recovery/pollution control equipment	$929,992	$587,088
Fluid handling equipment	976,562	740,668
	$1,906,554	$1,327,756

	April 30,	January 31,
	2005	2005
Identifiable assets
Product recovery/pollution control equipment	$42,609,496	$41,554,730
Fluid handling equipment	20,216,194	19,784,083
	62,825,690	61,338,813
Corporate	20,915,159	21,585,253
	$83,740,849	$82,924,066

Continued Page 4

Met-Pro Corporation/Page 4

Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Three Months Ended
	April 30,
	2005	2004
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$1,318,218	$814,249
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation and amortization	374,519	358,256
Deferred income taxes	(589)	(606)
Loss on sales of property and equipment, net	12,198	-
Allowance for doubtful accounts	23,066	(19,736)
(Increase) decrease in operating assets:
Accounts receivable	206,313	4,253,669
Inventories	(2,402,889)	(1,384,106)
Prepaid expenses, deposits and other current assets	57,228	(39,497)
Other assets	(1,950)	(1,920)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(264,409)	(1,121,513)
Customers’ advances	623,810	55,869
Other non-current liabilities	549	549
Net cash provided by (used in) operating activities	(53,936)	2,915,214

Cash flows from investing activities
Proceeds from sales of property and equipment	12,330	-
Acquisitions of property and equipment	(261,596)	(284,632)
Net cash (used in) investing activities	(249,266)	(284,632)

Cash flows from financing activities
Reduction of debt	(300,910)	(309,232)
Exercise of stock options	184,146	524,189
Payment of dividends	(648,524)	(603,441)
Purchase of treasury shares	-	(481,687)
Net cash (used in) financing activities	(765,288)	(870,171)
Effect of exchange rate changes on cash	(13,122)	(25,277)

Net increase (decrease) in cash and cash equivalents	(1,081,612)	1,735,134

Cash and cash equivalents at February 1	20,889,476	16,996,253
Cash and cash equivalents at April 30	$19,807,864	$18,731,387

###